Exhibit 23(a)

                    Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 11-258016) pertaining to the Universal American Financial Corp. 401K Plan of our report dated March 26, 1997, with respect to the consolidated financial statements and financial statement schedules included in the Annual Report (Form 10-K) of Universal American Financial Corp. for the year ended December 31, 1996.



New York, New York		                           					Ernst & Young LLP
March 26, 1997